SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                           ---------------------------
                        POST EFFECTIVE AMENDMENT NUMBER ONE
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                NEXIA HOLDINGS, INC.
                                --------------------
                (Exact name of registrant as specified in its charter)


          Nevada                                        84-1062062
         --------                                       ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
            ---------------------------------------------------------
                   (Address of principal executive offices)


                 The 2003 Stock Benefit Plan of Nexia Holdings, Inc.
                 ---------------------------------------------------
                            (Full title of the plan)


   Richard  Surber, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101
   --------------------------------------------------------------------------
           (Name, address, including zip code, of agent for service)


                    Telephone number for Issuer:  (801)575-8073
                                                  -------------





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                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S-8 Number 333-109208 (the "Form S-8"), filed September 29, 2003, Nexia Holdings, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written 2003 Benefit Plan as of the date specified below. The Company issued a total of 20,000,000 shares under the plan since it was filed on September 29, 2003. Any remaining shares are herewith removed from registration.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment One to the S-8 Registration Statement Number 333-109208, dated September 23, 2003 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on January 7, 2004.

                                       Nexia Holdings, Inc.

                                       By: /s/ Richard Surber
                                           ------------------
                                       Richard Surber, as President and Director











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